As filed with the Securities and Exchange Commission on June 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-0458500
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

P.O. Box 14662 Reading, Pennsylvania 19610

(610) 208-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Dee Vice President, General Counsel and Secretary Carpenter Technology Corporation

P.O. Box 14662 Reading, Pennsylvania 19610

(610) 208-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Abelson, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets

Philadelphia, PA 19103-2799 (215) 981-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities

(1)	Pursuant to Form S-3 General Instruction II(E) information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the debt securities is being registered as may from time to time be issued at currently indeterminable prices. The proposed maximum initial offering prices of the debt securities will be determined, from time to time, by Carpenter Technology Corporation in connection with the issuance by Carpenter Technology Corporation of the securities registered under this registration statement. Prices, when determined, may be in United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the amount registered shall include the principal of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Carpenter Technology Corporation hereby defers payment of the registration fee required in connection with this registration statement.

P R O S P E C T U S

CARPENTER TECHNOLOGY CORPORATION

Debt Securities

This prospectus contains a general description of the debt securities which we may offer for sale. The specific terms of the debt securities will be described in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest.

The debt securities will be issued by Carpenter Technology Corporation.

Investing in our debt securities involves risks that are referenced under the caption “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2011.

-i-

ABOUT THIS PROSPECTUS

To understand the terms of the debt securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on Carpenter Technology Corporation and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that Carpenter Technology Corporation, a Delaware corporation, which is also referred to as “Carpenter Technology,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, Carpenter Technology Corporation may offer and sell from time to time, debt securities in one or more series, which we refer to in this prospectus as the “debt securities.”

The debt securities may be sold for U.S. dollars, a foreign-denominated currency or a currency unit. Amounts payable with respect to any debt securities may be payable in U.S. dollars or a foreign-denominated currency or a currency unit as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the debt securities covered by the prospectus supplement.

The prospectus supplement will also contain, with respect to the debt securities being sold, the manner of sale, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

Carpenter Technology files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Carpenter Technology at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its Public Reference Room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) have been filed by us with the SEC and are incorporated by reference into this prospectus:

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Annual report on Form 10-K for the year ended June 30, 2010, including portions of the proxy statement for the 2010 annual meeting of stockholders to the extent specifically incorporated by reference therein (collectively, the “2010 Form 10-K”),

•	Quarterly report on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, and

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Current reports on Form 8-K filed on July 2, 2010, July 22, 2010, August 4, 2010, August 23, 2010, September 3, 2010 (two), October 13, 2010, October 19, 2010, January 4, 2011, April 21, 2011 and June 21, 2011 (two).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.cartech.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Carpenter Technology at the following address:

Carpenter Technology Corporation Attn: Investor Relations P.O. Box 14662 Reading, Pennsylvania 19610 Telephone: (610) 208-2000

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements, which represent our expectations or beliefs concerning various future events, include statements concerning future revenues, earnings and liquidity associated with continued growth in various market segments and cost reductions expected from various initiatives. These statements may be made directly in this prospectus or in documents incorporated by reference. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All of these forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are susceptible to uncertainty and changes in circumstances.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties include but are not limited to:

•

the cyclical nature of our business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy, or other influences on our business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries;

•	our ability to achieve cost savings, productivity improvements or process changes;
•	the volatility of, and our ability to recoup increases in, the cost of energy, raw materials, freight or other factors;
•	domestic and foreign excess manufacturing capacity for certain metals;
•	fluctuations in currency exchange rates;
•	the degree of success of government trade actions;
•	the valuation of the assets and liabilities in our pension trusts and the accounting for pension plans;
•	possible labor disputes or work stoppages;
•	the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products;
•	the ability to successfully acquire and integrate acquisitions;
•	the availability and costs of financing and credit facilities to us, our customers or other members of the supply chain;
•	the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions;

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our manufacturing processes are dependent upon highly specialized equipment located primarily in one facility in Reading, Pennsylvania and for which there may be limited alternatives if there are significant equipment failures or catastrophic events;

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our future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found;

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our expectations with respect to the synergies, costs and other anticipated financial impacts of our pending merger with Latrobe Specialty Metals, Inc., or Latrobe, could differ from actual synergies realized, costs incurred and financial impacts experienced as a result of the transaction; and

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the possibility that our pending merger with Latrobe is delayed or does not close, including, without limitation, due to the failure to receive any required regulatory approvals or the failure to satisfy any closing condition.

Any of these could have an adverse and/or fluctuating effect on our results of operations. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, our current reports on Form 8-K and our proxy statement.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

We develop, manufacture and distribute cast/wrought and powder metal stainless steels and special alloys including high temperature alloys, controlled expansion alloys, ultra high strength alloys, implantable alloys, tool and die steels and other specialty metals, as well as cast/wrought titanium alloys. We provide material solutions to the ever-changing needs of the aerospace, industrial, energy, medical, consumer products and automotive industries.

We are organized around three core business segments:

Our Advanced Metals Operations (“AMO”) segment includes the manufacturing and distribution of high temperature and high strength metal alloys, stainless steels, and titanium in the form of small bars and rods, wire, narrow strip and powder. Products in this segment typically go through more finishing operations, such as rolling, turning, grinding, drawing, and atomization, than products in our PAO segment (as described below). Also, sales in the AMO segment are spread across many end-use markets, including the aerospace, industrial, consumer, automotive, and medical industries. AMO products are sold under the Carpenter, Dynamet, Talley, Carpenter Powder Products and Aceros Fortuna brand names.

Our Premium Alloys Operations (“PAO”) segment includes the manufacturing and distribution of high temperature and high strength metal alloys and stainless steels in the form of ingots, billets, large bars and hollows. Also, the PAO segment includes conversion processing of metal for other specialty metals companies. A significant portion of PAO sales are to customers in the aerospace and energy industries. Much of PAO sales are to forging companies that further shape, mill, and finish the metals into more specific dimensions. All such sales are made under the Carpenter brand name.

Our Emerging Ventures segment currently includes the operations of Amega West Services, a manufacturer and service provider of high-precision components for measurement while drilling (“MWD”) and logging while drilling (“LWD”), drill collars, stabilizers and other down-hole tools used for directional drilling. MWD and LWD technology is used to ensure critical data is obtained and transmitted to the surface to monitor progress of the well. The net sales of Amega West are to customers in the energy end use market.

Our principal executive offices are located at P.O. Box 14662, Reading, Pennsylvania 19610, Telephone (610) 208-2000.

RISK FACTORS

Investing in our debt securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the 2010 Form 10-K, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Carpenter Technology is set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

For purposes of computing the ratio of earnings to fixed charges, earnings consists of:

•	income before income taxes, extraordinary charges and cumulative effect of changes in accounting principles,
•	gains and losses related to less-than-fifty-percent-owned persons,
•	fixed charges (excluding capitalized interest), plus
•	the amount of previously capitalized interest amortized during the period.

Fixed charges primarily consist of interest costs (which include capitalized interest and amortization of debt discount) and debt expense and an amount representing the interest component of non-capitalized leases.

	Nine Months Ended	Year Ended June 30,
	March 31, 2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	4.6x	1.3x	3.8x	12.9x	12.9x	12.5x

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the debt securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of acquisitions, joint ventures and other business combination opportunities or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities offered hereby will be issued under an Indenture, dated as of January 12, 1994, between Carpenter Technology and U.S. Bank National Association, as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association (the “Trustee”), as it may be amended or supplemented from time to time (the “Indenture”). The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of debt securities forming a part of a series, which are offered by a prospectus supplement, will be described in such prospectus supplement.

The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms which are not otherwise defined in this prospectus. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the “TIA”). Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture.

General

The Indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. Carpenter Technology may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as Carpenter Technology may determine. The debt securities will be unsecured obligations of Carpenter Technology and will rank on a parity with all other unsecured and unsubordinated indebtedness of Carpenter Technology.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

•	the title of such debt securities,
•	any limit on the aggregate principal amount of such debt securities or the series of which they are a part,
•	the person to whom interest on such debt securities will be payable,
•	the date or dates on which the principal of any of such debt securities will be payable,
•

the rate or rates at which any of such debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date,

•	the place or places where the principal of and any premium and interest on any of such debt securities will be payable,
•

the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities may be redeemed, in whole or in part, at the option of Carpenter Technology,

•

the obligation, if any, of Carpenter Technology to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation,

•	the denominations in which any of such debt securities will be issuable, if other than denominations of $1,000 and any integral multiples thereof,
•

if the amount of principal of or any premium or interest on any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined,

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such debt securities will be payable

(and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time),

•

if the principal of or any premium or interest on any of such debt securities is to be payable, at the election of Carpenter Technology or the holder thereof, in one or more currencies or currency units other than those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined),

•	if other than the entire principal amount thereof, the portion of the principal amount of any of such debt securities which will be payable upon declaration of acceleration of the maturity thereof,
•

if the principal amount payable at the stated maturity of any of such debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined),

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if applicable, that such debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under “Defeasance and Covenant Defeasance—Defeasance and Discharge” or “Defeasance and Covenant Defeasance—Defeasance of Certain Covenants,” or under both such captions,

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whether any of such debt securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Global Securities” and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the names of Persons other than the Depositary for such global security or its nominee,

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any addition to or change in the events of default applicable to any of such debt securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such debt securities due and payable,

•	any addition to or change in the covenants in the Indenture, including those described under “Certain Restrictive Covenants” applicable to any of such debt securities; and
•	any other terms of such debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and any integral multiples thereof.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Carpenter Technology for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but Carpenter Technology may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Carpenter Technology has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Carpenter Technology for any debt securities will be named in the applicable prospectus supplement. Carpenter Technology may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Carpenter Technology will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, Carpenter Technology will not be required to (i) issue, register the transfer of or exchange any debt security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

Notwithstanding any provision of the Indenture or any debt security described herein, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified Carpenter Technology that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the debt securities represented thereby for all purposes under the debt securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the Indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its bookentry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of Carpenter Technology, the Trustee or any agent of Carpenter Technology or the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Carpenter Technology may designate for such purpose from time to time, except that at the option of Carpenter Technology payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, U.S. Bank National Association will be designated as Carpenter Technology’s sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by Carpenter Technology for the debt securities of a particular series will be named in the applicable prospectus supplement. Carpenter Technology may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Carpenter Technology will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by Carpenter Technology to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed for two years after such principal premium or interest has become due and payable will be repaid to Carpenter Technology, and the holder of such debt security thereafter may look only to Carpenter Technology for payment thereof.

Certain Definitions

“Attributable Debt” means, as to any particular lease under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the same rate per annum as the rate of interest borne by the outstanding debt securities, on a weighted average basis. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Capital Stock,” as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities other than (a) deferred income taxes, (b) Funded Debt and (c) shareholders’ equity (including all preferred stock whether or not redeemable) and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Carpenter Technology and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date of the Indenture or thereafter acquired by Carpenter Technology or any Restricted Subsidiary of Carpenter Technology which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (i) any property which in the opinion of Carpenter Technology’s Board of Directors is not of material importance to the total business conducted by Carpenter Technology as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means a Subsidiary of Carpenter Technology (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns a Principal Property.

“Subsidiary” means any corporation more than 50% of the outstanding voting stock of which is owned or controlled, directly or indirectly, by (i) Carpenter Technology, (ii) Carpenter Technology and one or more Subsidiaries or (iii) one or more Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class has such voting power by reason of any contingency.

“U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any such payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Certain Covenants of Carpenter Technology

Restrictions on Secured Debt

If Carpenter Technology or any Restricted Subsidiary shall incur, issue, assume or guarantee any loans or notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of Carpenter Technology or any Restricted Subsidiary, or on any shares of Capital Stock or Debt of any Restricted Subsidiary, Carpenter Technology will provide or cause such Restricted Subsidiary to provide that the debt securities (together with, if Carpenter Technology shall so determine, any other Debt of Carpenter Technology or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the debt securities) be secured equally and ratably with (or, at Carpenter Technology’s option, prior to) such secured Debt, unless, after giving effect thereto, the aggregate amount of all such secured Debt, together with all Attributable Debt of Carpenter Technology and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in “Restrictions on Sales and Leasebacks” below), would not exceed 5% of Consolidated Net Tangible Assets.

The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (i) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) Mortgages in favor of Carpenter Technology or a Restricted Subsidiary, (iii) Mortgages in favor of governmental bodies to secure progress, advance or other payments, (iv) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (v) Mortgages securing industrial revenue or pollution control bonds and (vi) any extension, renewal or replacement, as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) through (v) inclusive so long as such extension, renewal or replacement is limited to all or part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Restrictions on Sales and Leasebacks

Neither Carpenter Technology nor any Restricted Subsidiary will enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties or shares of Capital Stock or Debt of a Restricted Subsidiary (with the exception of secured Debt which is excluded as described in “Restrictions on Secured Debt” above) would not exceed 5% of Consolidated Net Tangible Assets.

The above restrictions will not apply to, and there will be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years, (ii) the sale and leaseback transaction of the Principal Property is made prior to, at the time of or within 180 days after its acquisition or construction, (iii) the lease secures or relates to industrial revenue or pollution control bonds, (iv) the transaction is between Carpenter Technology and a Restricted Subsidiary or between Restricted Subsidiaries or (v) Carpenter Technology or such Restricted Subsidiary within 180 days after the sale or transfer applies an amount equal to the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement to (a) the retirement of the debt securities or certain Funded Debt of Carpenter Technology ranking on a parity or senior to the debt securities or Funded Debt of a Restricted Subsidiary or (b) the purchase of other property which will constitute Principal Property having a fair market value, in the opinion of Carpenter Technology’s Board of Directors, at least equal to the fair market value of the Principal Property so leased. The amount to be applied to the retirement of such Funded Debt of Carpenter Technology or a Restricted Subsidiary shall be reduced by (x) the principal amount of any debt securities (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt other than items referred to in the preceding clause (x), voluntarily retired by Carpenter Technology or a Restricted Subsidiary within 180 days after such sale, provided that, notwithstanding the foregoing, no retirement referred to in this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Except as described in “Restrictions on Secured Debt” and “Restrictions on Sales and Leasebacks,” the Indenture does not contain any covenants or provisions that may afford holders of the debt securities protection in the event of a highly leveraged transaction.

Successor Company

The Indenture provides that no consolidation or merger of Carpenter Technology with or into any other corporation and no conveyance, transfer or lease of its properties and assets substantially as an entirety to any person may be made unless (i) the corporation formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture payment of the principal of, premium (if any) and interest on the debt securities and the performance and observance of the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing and (iii) Carpenter Technology shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required for such transaction, such supplemental indenture, complies with the above requirements of the Indenture.

Events of Default

Each of the following constitutes an Event of Default under the Indenture with respect to the debt securities of any series: (a) failure to pay principal of or any premium on any debt security of that series at its maturity; (b) failure to pay any interest on any debt securities of that series when due, and continuance of such failure for a period of 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series; (d) failure to perform, or breach of, any other covenant of Carpenter Technology in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the Outstanding debt securities of that series as provided in the Indenture; (e) certain defaults by Carpenter Technology or any of its Restricted Subsidiaries under any bond, debenture, note or other evidence of indebtedness for money borrowed in excess of $3,000,000, under any capitalized lease or under any mortgage, indenture or instrument, which default (i) consists of a failure to pay any such indebtedness or liability upon its stated maturity or (ii) results in such indebtedness or liability becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and continuance thereof for

10 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if Carpenter Technology has paid or deposited with the Trustee all sums sufficient to pay overdue interest and other amounts required under the Indenture and all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series, provided that such direction shall not be in conflict with any rule of law or the Indenture, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and such direction shall not involve the Trustee in personal liability or be unjustly prejudicial to holders not joining therein.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer of indemnity. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security. Carpenter Technology will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not Carpenter Technology, to its knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and Waiver

Modifications and amendments of the Indenture may be made by Carpenter Technology and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, (b) reduce the principal amount of, or any premium payable upon redemption or interest on, any debt security, (c) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any debt security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, (f) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver.

Modifications and amendments of the Indenture may be made by Carpenter Technology and the Trustee without the consent of the holders to (a) evidence the succession of any person to Carpenter Technology, (b) add to the covenants of Carpenter Technology for the benefit of the holders of all or any series of debt securities, (c) add additional Events of Default for the benefit of the holders of all or any series of debt securities, (d) permit or facilitate the issuance of securities of any series in bearer form or uncertificated form, (e) add, change or eliminate any provision of the Indenture in respect of one or more series of debt securities so long as these additions, changes or eliminations do not apply to debt securities of any series created prior to such additions, changes or eliminations and entitled to the benefit of such provisions, or modify the rights of any holder of any such debt securities with respect to such provisions, or become effective only after these debt securities are no longer outstanding, (f) secure the debt securities, (g) create new series of debt securities as permitted under the Indenture, (g) provide for a successor trustee under the Indenture or (h) cure any ambiguity or correct or supplement any provision of the Indenture that is defective so long as such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by Carpenter Technology with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (iii) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, Carpenter Technology will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee also will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by Carpenter Technology (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, Carpenter Technology may elect, at its option at any time, to have the provisions of Section 1302 of the Indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the Indenture, relating to defeasance of certain restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge

The Indenture provides that, upon Carpenter Technology’s exercise of its option (if any) to have Section 1302 of the Indenture apply to any debt securities, Carpenter Technology will be discharged from all its obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, Carpenter Technology has delivered to the Trustee an opinion of counsel to the effect that Carpenter Technology has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The Indenture provides that, upon Carpenter Technology’s exercise of its option (if any) to have Section 1303 of the Indenture apply to any debt securities, Carpenter Technology may omit to comply with certain restrictive covenants, including those described under “Certain Covenants of Carpenter Technology,” under “Successor Company, “ any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. Carpenter Technology, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the Indenture and such debt securities. Carpenter Technology will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event Carpenter Technology exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, Carpenter Technology would remain liable for such payments.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the Security Register.

Title

Carpenter Technology, the Trustee and any agent of Carpenter Technology or the Trustee may treat the Person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Regarding The Trustee

U.S. Bank National Association is the successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association under the Indenture.

Upon the occurrence of an Event of Default, the Trustee may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939, as amended, and, accordingly, may be required to resign as Trustee under the Indenture.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers,
•	directly to one or more other purchasers,
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

•	through agents on a best-efforts basis, or
•	otherwise through a combination of any of the above methods of sale.

Each time we sell debt securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the debt securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the debt securities and the proceeds we will receive from the sale of the debt securities,
•	any underwriting discounts and other items constituting underwriters’ compensation,
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers,
•	any commissions allowed or paid to agents,
•	any debt securities exchanges on which the debt securities may be listed,
•	the method of distribution of the debt securities,
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account. The debt securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,
•	at market prices prevailing at the time of sale,
•	at prices related to such prevailing market prices,
•	at varying prices determined at the time of sale, or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the debt securities may be listed or quoted at the time of sale,
•	in transactions in the over-the-counter market,
•

in block transactions in which the broker or dealer so engaged will attempt to sell the debt securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade,

•	through the writing of options, or
•	through other types of transactions.

The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the debt securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered debt securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the debt securities offered by this prospectus may be solicited, and sales of the debt securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase debt securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks,
•	insurance companies,
•	pension funds,
•	investment companies, and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the debt securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the debt securities are also being sold to underwriters, we must have sold to these underwriters the debt securities not subject to delayed delivery.

Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of debt securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any debt securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered debt securities are sold by us for public offering and sale may make a market in such debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the debt securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than 10 percent of the net proceeds of any offering of debt securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 210(h). The maximum compensation we will pay to underwriters in connection with any offering of the debt securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the debt securities laws of some states, if applicable, the debt securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debt securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CARPENTER TECHNOLOGY

CORPORATION

Debt Securities

P R O S P E C T U S

June 27, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Carpenter Technology Corporation in connection with the issuance and distribution of the debt securities being registered. All the amounts shown are estimates.

SEC registration fee	$0	*
Printing expenses	15,000
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Fees and expenses of trustee and counsel	10,000
Miscellaneous	5,000

Total*	$95,000
*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

We maintain directors’ and officers’ liability insurance for our directors and officers.

Our restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of our directors’ fiduciary duty of care to Carpenter Technology Corporation and our stockholders. These provisions do not eliminate our directors’ duty of care, however, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of such director’s duty of loyalty to Carpenter Technology Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. These provisions also do not affect a director’s responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

We have entered into indemnification agreements with each of our non-executive directors and certain of our executive officers. Pursuant to these agreements, we have agreed to indemnify those directors and executive officers for all expenses and losses incurred in any proceedings filed by a third party (other than proceedings by or in the right of our company) to the fullest extent permitted by law. In proceedings by or in the right of the company, those directors and executive officers will be indemnified for all expenses, losses and damages actually and reasonably incurred in connection with such proceedings to the fullest extent permitted by law, but not for expenses for which they are finally adjudged by a court to be liable to us unless a court has determined in view of all the circumstances of the case that such director or executive officers is fairly and reasonably entitled to indemnification. We will not be liable for indemnity for any costs covered by insurance, for any accounting for profits from the purchase or sale of securities in violation of Section 16(b) of the Securities exchange Act of 1934 or for proceedings brought by those directors or executive officers against us prior to a change of control unless such proceedings were previously approved by our board of directors or we agree in our sole discretion to indemnify under applicable law. We have agreed to advance expenses to our directors and executive officers seeking indemnification under their indemnification agreement without security or interest provided that those directors or executive officers undertake in writing to repay the advance if it is ultimately determined that they are not entitled to indemnification. The burden is on us to prove that our directors or executive officers are not entitled to indemnification. Any settlement must be mutually approved by us and our director or executive officer, as applicable, subject to certain requirements, with such approval not to be unreasonably withheld. The indemnification agreements are not intended as exclusive remedies and supplement any insurance or other remedies in law or equity that the directors or executive officers may have.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation and by-laws, as amended to date, and our indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement for the debt securities.*

4.1	Indenture dated as of January 12, 1994, between Carpenter and U.S. Bank National Association as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated by reference to Exhibit 4(C) to Carpenter’s Registration Statement No. 33-51613, as filed on Form S-3 on January 6, 1994.

4.2	First Supplemental Indenture dated May 22, 2003, between Carpenter and U.S. Bank National Association as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated herein by reference to Exhibit 4(I) of Carpenter’s 2003 Annual Report on Form 10-K filed in September 12, 2003.

4.3	Second Supplemental Indenture to the Indenture for the debt securities.*

4.4	Form of debt securities.*

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

12.1	Computation of Ratios of Earnings to Fixed Charges Calculations (unaudited) (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Pepper Hamilton LLP (contained in exhibit 5.1).

24.1	Powers of Attorney in favor of William A. Wulfsohn or K. Douglas Ralph (included on signature page) (filed herewith).

25.1	Statement of eligibility and qualification on Form T-1 of U.S. Bank National Association with respect to the Indenture (filed herewith).

*	To be filed by current Report on Form 8-K at the time of issuance.

ITEM 17.	UNDERTAKINGS

(a)        The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)        The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on June 27, 2011.

CARPENTER TECHNOLOGY CORPORATION

By:	/S/ WILLIAM A. WULFSOHN
Name: William A. Wulfsohn Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William A. Wulfsohn and K. Douglas Ralph or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/S/ WILLIAM A. WULFSOHN Name: William A. Wulfsohn	President and Chief Executive Officer and Director (principal executive officer)	June 27, 2011

/S/ K. DOUGLAS RALPH Name: K. Douglas Ralph	Senior Vice President and Chief Financial Officer (principal financial officer)	June 27, 2011

/S/ THOMAS F. CRAMSEY Name: Thomas F. Cramsey	Vice President and Chief Accounting Officer (principal accounting officer)	June 27, 2011

/S/ CARL G. ANDERSON, JR. Name: Carl G. Anderson, Jr.	Director	June 27, 2011

/S/ DR. PHILIP M. ANDERSON Name: Dr. Philip M. Anderson	Director	June 27, 2011

/S/ MARTIN INGLIS Name: Martin Inglis	Director	June 27, 2011

Name: Robert R. McMaster	Director

Name: Gregory A. Pratt	Chairman and Director

/S/ PETER N. STEPHANS Name: Peter N. Stephans	Director	June 27, 2011

/S/ KATHRYN C. TURNER Name: Kathryn C. Turner	Director	June 27, 2011

/S/ DR. JEFFREY WADSWORTH Name: Dr. Jeffrey Wadsworth	Director	June 27, 2011

/S/ STEPHEN M. WARD, JR. Name: Stephen M. Ward, Jr.	Director	June 27, 2011